Talen Statement on FERC’s Issuance of a Deficiency Letter Regarding Susquehanna ISA and New Generic Proceeding Initiating a Commissioner-Led Technical Conference

HOUSTON, August 2, 2024 -- Talen Energy Corporation (“Talen”) (NASDAQ: TLN) issued the following statements in response to the Federal Energy Regulatory Commission (the “FERC”) today issuing a deficiency letter regarding the Susquehanna Interconnection Service Agreement (ISA) and a separate Order opening a new Commissioner-led technical conference to discuss generic issues related to the co-location of large loads:

Deficiency Letter in Susquehanna ISA Docket

Today, FERC Staff issued a deficiency letter seeking more information about Talen, PJM, and PPL’s Susquehanna ISA. Talen will work closely with PJM and PPL to respond quickly to the question posed.

We are committed to making sure that the Commission has the information that it needs, and we are optimistic that once it has that information, the Commission will affirm PJM’s determination that the ISA amendments will not negatively impact system-wide reliability.

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Commissioner-Led Technical Conference on Large Co-Located Issues

In addition, in a separate Order, FERC opened a new proceeding through which it will hold a Commissioner-led technical conference in Fall 2024 to discuss generic issues related to the co-location of large loads. Talen intends to fully participate in that process. The broader issues need to be decided quickly, as delay will chill investment and growth in an important sector of the modern economy.

The policy discussion itself is worth having. Talen’s co-location arrangement with AWS is part of the load solution. It brings service to a new customer load quickly, which has arrived and is significant. Co-location arrangements typically include long-term power sale agreements essential to keep the existing power generation fleet available for reliability. Further, co-location can be the catalyst to provide support for newbuild generation projects funded partially through economics of the power purchase agreements. The data center economy will require an all-of-the-above approach to satisfy the increased demand, including both co-location such as Talen’s arrangement with AWS and front-of-the-meter connections to utility transmission. We remain resolute in the fact that we have a good solution to a growing need.

About Talen

Talen Energy (NASDAQ: TLN) is a leading independent power producer and energy infrastructure company dedicated to powering the future. We own and operate approximately 10.7 gigawatts of power infrastructure in the United States, including 2.2 gigawatts of nuclear power and a significant dispatchable fossil fleet. We produce and sell electricity, capacity, and ancillary services into wholesale U.S. power markets, with our generation fleet principally located in the Mid-Atlantic and Montana. Our team is committed to generating power safely and reliably, delivering the most value per megawatt produced and driving the energy transition. Talen is also powering the digital infrastructure revolution. We are well-positioned to capture this significant growth opportunity, as data centers serving artificial intelligence increasingly demand more reliable, clean power. Talen is headquartered in Houston, Texas. For more information, visit https://www.talenenergy.com/.

Investor Relations:
Ellen Liu
Senior Director, Investor Relations
InvestorRelations@talenenergy.com

Media:
Taryne Williams
Director, Corporate Communications
Taryne.Williams@talenenergy.com

Forward-Looking Statements

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